EXHIBIT 99.1

Northern States
Financial Corporation

1601 North Lewis Avenue
P.O.Box 39
Waukegan, Illinois 60079-0039

847-244-6000
                    July 30, 2008

NORTHERN STATES FINANCIAL REPORTS MIXED SECOND QUARTER RESULTS

NET INTEREST INCOME INCREASES, BUT PROVISION FOR LOAN LOSSES OFFSETS GAIN – BANK’S CAPITAL EXCEEDS REGULATORY REQUIREMENTS

Loans at Record Level

WAUKEGAN, IL, July 30, 2008 – Northern States Financial Corporation (Nasdaq: NSFC), holding company for NorStates Bank, a FDIC-insured financial institution, today reported that, despite a 24 percent increase to its net interest income for the second quarter ended June 30, 2008, an increase in its provision for loan losses resulted in the Company recording a net loss for the period.

The capital levels of the Company’s subsidiary Bank, at June 30, 2008, exceed federal banking agencies’ requirements to be considered “Well Capitalized”.   The Bank’s Tier 1 capital to total assets ratio and total capital to assets ratio, on a risk adjusted basis, were 10.73 percent and 13.85 percent, respectively, at June 30, 2008, greater than regulatory levels to be “Well Capitalized” for capital adequacy purposes.

The Company reported a loss of $150,000, or $.04 per share for the second quarter of 2008, compared with earnings of $1,047,000, or $.25 per share, for the like quarter of 2007, primarily as a result of a $2.7 million provision for loan losses taken in the current quarter.  No provision was taken during the second quarter of 2007.

For the six months ended June 30, 2008, net income was $1,051,000, or $.25 per share, a decrease of  $1,525,000, or 59 percent, compared with $2,576,000, or $.61 per share, for the first half of 2007.  Net interest income continued to increase during the first half of 2008 and totaled $10.9 million, or $2.5 million greater than for the same period of 2007.  However, this was offset by an increase to the provision for loan loss, which was $3.0 million during the first half of 2008 due to the increased levels of nonperforming loans as compared with a $1.4 million reduction to the provision for loan losses during the first half of 2007, when the nonperforming loan portfolio improved.

Total assets were $639.6 million at June 30, 2008, increasing slightly by $1.4 million from total assets of $638.2 million at December 31, 2007.  Loans totaled $476.3 million at June 30, 2008, the highest quarter-end level in the Company’s history, increasing $40.6 million, or 9.3 percent, from loans of $435.7 million at December 31, 2007.  The increase in loans was primarily due to the marketing efforts of the Company’s loan officers and the higher borrowing needs of its customers.

NSFC Press Release
July 30, 2008

Deposits decreased $12.8 million, or 2.7 percent, compared to December 31, 2007 as the Company lowered deposit rates to assist in increasing its net interest income.  Securities sold under repurchase agreements also declined $17.7 million from December 31, 2007.  The Company replaced these funds with borrowings of federal funds purchased totaling $13.1 million and Federal Home Loan Bank advances totaling $25.0 million at June 30, 2008.

Nonperforming loans and leases were $19.6 million at June 30, 2008 as compared with $12.0 million at year-end 2007, an increase of 63 percent.  Nonperforming loans consist of nonaccrual loans that no longer earn interest and accruing loans that are 90 days or more past due and in the process of being worked out.

At June 30, 2008, the Company’s nonaccrual loans totaled $18.9 million, an increase of $8.1 million from $10.8 million at December 31, 2007.  Although the Company had received loan payoffs and payments that reduced nonaccrual loans carried at December 31, 2007 by $6.5 million, an additional $14.6 million in loans were put on nonaccrual status during the first half of 2008.

Loans placed on nonaccrual status during the first half of 2008 include a $9.0 million loan secured by a luxury home on 7.5 acres that had been renovated by the borrower.  This loan was placed on nonaccrual status as the borrower has been unable to sell the property.  Also, a loan for the construction of 145 condominiums in which the Bank is a participant (the Bank’s portion of the loan is $1.7 million at June 30, 2008) was placed on nonaccrual status.   Structural problems have delayed the completion of the building.  A $2.1 million home equity loan on a luxury home was also placed on nonaccrual status as the borrower has experienced cash flow difficulties.  Additional loans to one borrower totaling $1.1 million secured by business properties were placed on nonaccrual status as the borrower experienced cash flow difficulties.

Loans 90 days or more past due but still accruing interest improved to $649,000 as compared with $1.2 million at December 31, 2007.  These loans are in the process of being worked out.

Impaired loans totaled $18.9 million at June 30, 2008, an increase of $8.2 million from $10.7 million at December 31, 2007.  The Company considers a loan to be impaired if it believes that all principal and interest will not be collected under the contractual terms of the note and includes nonaccrual loans.  The Company has $3.3 million of its allowance for loan and lease losses allocated to its impaired loans at June 30, 2008.

The semi-annual dividends increased by 8.1 percent as compared to the prior dividend.  The cash dividend of $.40 per share was paid to stockholders on June 1, 2008, compared with $.37, paid December 1, 2007.  The new annualized dividend yield exceeds 6.0 percent based on the current stock price.

Northern States Financial Corporation is the holding company for NorStates Bank, a full-service commercial bank with eight branches in Lake County, Illinois.  NorStates Bank is the successor to financial institutions dating to 1919.  NorStates Bank serves the populations of northeastern Illinois and southeastern Wisconsin.

NSFC Press Release
               July 30, 2008

Forward-Looking Information

Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan,” or similar expressions.  The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted.  The Company undertakes no obligation to update these forward-looking statements in the future.  Factors that could have a material adverse effect on the operations and could affect the outlook or future prospects of the Company and its subsidiaries include, but are not limited to, the potential for further deterioration in the credit quality of the Company’s loan and lease portfolios, a continued increase in nonperforming loans, uncertainty regarding the Company’s ability to ultimately recover on loans currently on nonaccrual status, unanticipated changes in interest rates, general economic conditions, increasing regulatory compliance burdens or potential legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company’s loan or investment portfolios, deposit flows, competition, demand for loan products and financial services in the Company’s market area, and changes in accounting principles, policies and guidelines.  These risks and uncertainties should be considered in evaluating forward-looking statements.

For Additional Information, Contact:
Fred Abdula, Chairman of the Board (847) 244-6000 Ext. 238
Websites: www.nsfc.com
                  www.nsfc.net

                                                         NSFC Press Release
                                    July 30, 2008

NORTHERN STATES FINANCIAL CORPORATION
KEY PERFORMANCE DATA
($ 000’s, except per share data)

Quarter ended June 30:	2008		2007
Net Income (Loss)	$	(150)	$1,047
Basic Earnings (Loss) Per Share	$	( .04)	$.25
Return on Average Assets		(.09%)	.62%
Return on Average Equity		(.83%)	5.81%
Efficiency Ratio		64.73%	73.62%
Yield on Interest
Earning Assets		5.96%	6.12%
Cost of Interest
Bearing Liabilities		2.65%	3.83%
Net Interest Spread		3.31%	2.29%
Net Yield on Interest
Earning Assets		3.75%	2.86%

Six months ended June 30:	2008	2007
Net Income	$1,051	$2,576
Basic Earnings Per Share	$.25	$.61
Return on Average Assets	.33%	.75%
Return on Average Equity	2.88%	7.19%
Efficiency Ratio	66.31%	78.41%
Yield on Interest
Earning Assets	6.09%	5.94%
Cost of Interest
Bearing Liabilities	2.88%	3.85%
Net Interest Spread	3.21%	2.09%
Net Yield on Interest
Earning Assets	3.68%	2.67%

                                                 NSFC Press Release
                                                           July 30, 2008

NORTHERN STATES FINANCIAL CORPORATION
KEY PERFORMANCE DATA
($ 000’s, except per share data)

	June 30, 2008	Dec. 31, 2007
Total Assets	$639,634	$638,156
Total Loans and Leases	476,305	435,734
Total Deposits	468,118	480,959
Total Stockholders’ Equity	68,706	73,454
Nonperforming Loans and Leases	19,584	11,982
Nonperforming Loans and Leases to Total Loans and Leases	4.11%	2.75%
Impaired Loans and Leases	$18,935	$10,742
Book Value per Share	$16.87	$17.58
Number of Shares Outstanding	4,072,255	4,178,105

NORTHERN STATES FINANCIAL CORPORATION
DIVIDEND HISTORY

	June 1	December 1	Total
2003	$.54	$.54	$1.08
2004	.55	.55	1.10
2005	.55	.07	.62
2006	.30	.35	.65
2007	.35	.37	.72
2008	.40

                        NSFC Press Release
                      July 30, 2008

NORTHERN STATES FINANCIAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
June 30, 2008 and December 31, 2007
(In thousands of dollars) (Unaudited)

	June 30,	December 31,
Assets	2008	2007
Cash and due from banks	$14,806	$14,273
Interest bearing deposits in financial institutions - maturities less than 90 days	129	180
Federal funds sold	0	9,181
Total cash and cash equivalents	14,935	23,634
Securities available for sale	123,243	153,277
Loans and leases	476,305	435,734
Less: Allowance for loan and lease losses	(7,561)	(4,606)
Loans and leases, net	468,744	431,128
Federal Home Loan Bank stock	1,757	1,445
Office buildings and equipment, net	9,579	9,198
Other real estate owned	2,857	2,857
Goodwill	9,522	9,522
Core deposit intangible asset	1,158	1,390
Accrued interest receivable and other assets	7,839	5,705
Total assets	$639,634	$638,156
Liabilities and Stockholders' Equity
Liabilities
Deposits
Demand - noninterest bearing	$57,351	$60,015
Interest bearing	410,767	420,944
Total deposits	468,118	480,959
Securities sold under repurchase agreements	49,095	66,797
Federal funds purchased	13,100	0
Federal Home Loan Bank advances	25,000	0
Subordinated debentures	10,000	10,000
Advances from borrowers for taxes and insurance	1,031	1,066
Accrued interest payable and other liabilities	4,584	5,880
Total liabilities	570,928	564,702
Stockholders' Equity
Common stock	1,789	1,789
Additional paid-in capital	11,584	11,584
Retained earnings	66,406	66,983
Treasury stock, at cost	(9,280)	(7,202)
Accumulated other comprehensive loss	(1,793)	300
Total stockholders' equity	68,706	73,454
Total liabilities and stockholders' equity	$639,634	$638,156

                       NSFC Press Release
                     July 30, 2008

NORTHERN STATES FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Three and six months ended June 30, 2008 and 2007
(In thousands of dollars, except per share data) (Unaudited)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007
Interest income
Loans (including fee income)	$7,052	$6,813	$14,298	$13,396
Securities
Taxable	1,705	2,357	3,593	4,979
Exempt from federal income tax	111	71	226	142
Federal funds sold and other	13	390	83	480
Total interest income	8,881	9,631	18,200	18,997
Interest expense
Time deposits	2,452	3,070	5,278	6,188
Other deposits	413	930	892	1,921
Repurchase agreements and federal funds purchased	233	917	643	1,911
Federal Home Loan Bank advances	90	64	152	177
Subordinated debentures	137	170	296	336
Total interest expense	3,325	5,151	7,261	10,533
Net interest income	5,556	4,480	10,939	8,464
Provision for loan and lease losses	2,720	0	2,983	(1,425)
Net interest income after provision for loan and lease losses	2,836	4,480	7,956	9,889
Noninterest income
Service fees on deposits	647	706	1,281	1,362
Trust income	218	216	431	427
Other operating income	251	488	544	787
Total noninterest income	1,116	1,410	2,256	2,576
Noninterest expense
Salaries and employee benefits	2,089	2,148	4,305	4,449
Occupancy and equipment, net	587	645	1,221	1,243
Data processing	424	448	863	827
Legal	76	83	160	222
Audit and other professional	385	287	737	584
Amortization of core deposit intangible asset	116	115	232	231
Other operating expenses	642	610	1,231	1,100
Total noninterest expense	4,319	4,336	8,749	8,656
Income (loss) before income taxes	(367)	1,554	1,463	3,809
Income tax expense (benefit)	(217)	507	412	1,233
Net income (loss)	$(150)	$1,047	$1,051	$2,576

Earnings (loss) per share	$(0.04)	$0.25	$0.25	$0.61